Pricing supplement To prospectus dated April 8, 2020, prospectus supplement dated April 8, 2020 and product supplement no. 4-II dated November 4, 2020	Registration Statement Nos. 333-236659 and 333-236659-01 Dated January 14, 2022 Rule 424(b)(2)
JPMorgan Chase Financial Company LLC
Structured Investments	$1,250,000 Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation due January 27, 2023 Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

General

•	The notes are designed for investors who seek exposure to the performance of a Basket of 49 unequally weighted Reference Stocks, reduced by the Basket Adjustment Factor. The Basket is comprised of Reference Stocks of 49 U.S.-listed companies that may benefit from inflation during the term of the notes.
•	Investors should be willing to forgo interest and dividend payments and, if the Basket declines or if the Ending Basket Level does not exceed the Basket Strike Level by approximately 0.85729%, be willing to lose some or all of their principal amount at maturity.
•	The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
•	Minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof

Key Terms

Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Basket:	The Basket is comprised of Reference Stocks of 49 U.S.-listed companies (each, a “Reference Stock” and collectively, the “Reference Stocks”). The Bloomberg ticker symbol, issuers of the Reference Stocks, the relevant exchange on which it is listed, the Stock Weight, Base Date Stock Price and the closing price on the Strike Date of each Reference Stock are set forth under “The Basket” on page PS-1 of this pricing supplement. Despite its name, there is no guarantee that the Basket will actually provide exposure to companies that may benefit from inflation.
Payment at Maturity:

Payment at maturity will reflect the performance of the Basket, subject to the Basket Adjustment Factor. Accordingly, at maturity, you will receive an amount per $1,000 principal amount note calculated as follows:

$1,000 × (1 + Basket Return) × Basket Adjustment Factor

Because the Basket Adjustment Factor is 99.15%, you will lose some or all of your principal amount at maturity if the Basket Return is less than a positive return of approximately 0.85729%. In no event will the Payment at Maturity be less than zero. For more information on how the Basket Adjustment Factor can impact your payment at maturity, please see “What Is the Total Return on the Notes at Maturity, Assuming a Range of Performances for the Basket?” in this pricing supplement.

Basket Return:	(Ending Basket Level – Basket Strike Level) Basket Strike Level
Basket Adjustment Factor:	99.15%
Basket Strike Level:	The closing level of the Basket on the Strike Date, which was 103.48
Ending Basket Level:	The arithmetic average of the closing levels of the Basket on the Ending Averaging Dates
Closing Level of the Basket:

On the Base Date, the closing level of the Basket was set equal to 100. On any subsequent date, the closing level of the Basket will be calculated as follows:

100 × [1 + sum of (Stock Return of each Reference Stock × Stock Weight of that Reference Stock)]

A level of the Basket may be published on the Bloomberg Professional® service (“Bloomberg”) under the Bloomberg ticker “JPPBLONG”. Any levels so published are for informational purposes only and are not binding in any way with respect to the notes. Although that level may appear under that Bloomberg ticker during the term of the notes, any such level may not be the same as the closing level of the Basket determined by the calculation agent for any Ending Averaging Date. You will not have any rights or claims, whether legal or otherwise, relating to any information regarding that level (whether displayed on Bloomberg or elsewhere) with respect to the notes.

Stock Return:	With respect to each Reference Stock, on any relevant date: (Final Stock Price – Base Date Stock Price) Base Date Stock Price
Stock Weight:	With respect to each Reference Stock, the weight of that Reference Stock in the Basket as of the Base Date, as specified under “The Basket.”
Base Date Stock Price:	With respect to each Reference Stock, the closing price of one share of that Reference Stock on the Base Date, as specified in “The Basket” on page PS-1 of this pricing supplement. The Base Date Stock Price is not determined by reference to the closing price of the Reference Stock on the Strike Date or the Pricing Date.
Final Stock Price:	With respect to each Reference Stock, on any relevant date, the closing price of one share of that Reference Stock on that date
Stock Adjustment Factor:	With respect to each Reference Stock, the Stock Adjustment Factor is referenced in determining the closing price of one share of that Reference Stock and was set equal to 1.0 on the Base Date. The Stock Adjustment Factor of each Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting that Reference Stock. See “The Underlyings — Reference Stocks — Anti-Dilution Adjustments” and “The Underlyings — Reference Stocks — Reorganization Events” in the accompanying product supplement for further information.
Base Date:	November 1, 2021
Strike Date:	January 11, 2022
Pricing Date:	January 14, 2022
Original Issue Date:	On or about January 20, 2022 (Settlement Date)
Ending Averaging Dates*:	January 18, 2023, January 19, 2023, January 20, 2023, January 23, 2023 and January 24, 2023
Maturity Date*:	January 27, 2023
CUSIP:	48129KBN9
*	Subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

Investing in the notes involves a number of risks. See “Risk Factors” beginning on page PS-12 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-5 of this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public (1)	Fees and Commissions (2)	Proceeds to Issuer
Per note	$1,000.00	$10.00	$990.00
Total	$1,250,000.00	$12,500.00	$1,237,500.00
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2)	J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $10.00 per $1,000 principal amount note it receives from us to other affiliated or unaffiliated dealers. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The estimated value of the notes, when the terms of the notes were set, was $979.60 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.

The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Additional Terms Specific to the Notes

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes, of which these notes are a part, and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. 4-II dated November 4, 2020: https://www.sec.gov/Archives/edgar/data/19617/000095010320021467/crt_dp139322-424b2.pdf
•	Prospectus supplement and prospectus, each dated April 8, 2020: https://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

The Basket

The following table sets forth, for each Reference Stock, its issuer, Bloomberg ticker symbol, the relevant exchange on which each Reference Stock is listed, Stock Weight, Base Date Stock Price and closing price on the Strike Date.

Reference Stock Issuer/Reference Stock		Bloomberg Ticker Symbol	Relevant Exchange	Stock Weight*	Base Date Stock Price**	Closing Price on the Strike Date***
Marathon Oil Corporation	Common stock, par value $1.00 per share	MRO UN	New York Stock Exchange	5.217902%	$17.03	$18.66
United Rentals, Inc.	Common stock, par value $0.01 per share	URI UN	New York Stock Exchange	3.775622%	$383.33	$333.99
MGM Resorts International	Common stock, par value $0.01 per share	MGM UN	New York Stock Exchange	3.628135%	$48.47	$44.95
Pioneer Natural Resources Company	Common stock, par value $0.01 per share	PXD UN	New York Stock Exchange	3.620514%	$189.89	$204.00
The Goldman Sachs Group, Inc.	Common stock, par value $0.01 per share	GS UN	New York Stock Exchange	3.608143%	$416.70	$403.05
Capital One Financial Corporation	Common stock, par value $0.01 per share	COF UN	New York Stock Exchange	3.503126%	$153.01	$158.51
T. Rowe Price Group, Inc.	Common stock, par value $0.20 per share	TROW UW	The Nasdaq Stock Market LLC	3.348226%	$215.86	$193.68
Hess Corporation	Common stock, par value $1.00 per share	HES UN	New York Stock Exchange	3.341359%	$84.59	$90.04
The Bank of New York Mellon Corporation	Common stock, par value $0.01 per share	BK UN	New York Stock Exchange	3.309266%	$60.02	$63.07
Eaton Corporation plc	Ordinary shares, par value $0.01 per share	ETN UN	New York Stock Exchange	3.301459%	$164.34	$167.76
United States Steel Corporation	Common stock, par value $1.00 per share	X UN	New York Stock Exchange and Chicago Stock Exchange	3.284459%	$25.67	$24.39
Principal Financial Group, Inc.	Common stock, par value $0.01 per share	PFG UW	NASDAQ Global Select Market	3.220978%	$67.84	$76.82
MetLife, Inc.	Common stock, par value $0.01 per share	MET UN	New York Stock Exchange	3.162029%	$64.15	$68.00

* The Stock Weight of each Reference Stock reflects its weight in the Basket as of the Base Date.

** The Base Date Stock Price of each Reference Stock is the closing price of one share of that Reference Stock on the Base Date.

*** The closing price on the Strike Date of each Reference Stock is the closing price of one share of that Reference Stock on the Strike Date.

JPMorgan Structured Investments —	PS-1
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

Reference Stock Issuer/Reference Stock		Bloomberg Ticker Symbol	Relevant Exchange	Stock Weight*	Base Date Stock Price**	Closing Price on the Strike Date***
Celanese Corporation	Common stock, par value $0.0001 per share	CE UN	New York Stock Exchange	2.910382%	$161.51	$171.16
Brunswick Corporation	Common stock, par value $0.75 per share	BC UN	New York Stock Exchange	2.790121%	$97.66	$99.12
M&T Bank Corporation	Common stock, par value $0.50 per share	MTB UN	New York Stock Exchange	2.784888%	$152.71	$178.20
AMETEK, Inc.	Common stock, par value $0.01 per share	AME UN	New York Stock Exchange	2.712636%	$134.05	$142.58
Affiliated Managers Group, Inc.	Common stock, par value $0.01 per share	AMG UN	New York Stock Exchange	2.559843%	$185.84	$165.02
Unum Group	Common stock, par value $0.10 per share	UNM UN	New York Stock Exchange	2.497748%	$26.26	$27.50
Jefferies Financial Group Inc.	Common shares, par value $1.00 per share	JEF UN	New York Stock Exchange	2.495317%	$43.16	$41.43
Eastman Chemical Company	Common stock, par value $0.01 per share	EMN UN	New York Stock Exchange	2.487718%	$105.47	$121.40
Oshkosh Corporation	Common stock, par value $0.01 per share	OSK UN	New York Stock Exchange	2.480681%	$110.56	$119.98
LyondellBasell Industries N.V.	Ordinary shares, par value €0.04 per share	LYB UN	New York Stock Exchange	2.360420%	$94.28	$99.33
NOV Inc.	Common stock, par value $0.01 per share	NOV UN	New York Stock Exchange	2.302039%	$14.38	$15.97
KBR, Inc.	Common stock, par value $0.001 per share	KBR UN	New York Stock Exchange	1.981152%	$42.33	$47.32
ManpowerGroup Inc.	Common stock, par value $0.01 per share	MAN UN	New York Stock Exchange	1.839899%	$99.36	$103.72
American Equity Investment Life Holding Company	Common stock, par value $1.00 per share	AEL UN	New York Stock Exchange	1.780920%	$33.55	$43.04
WEX Inc.	Common stock, par value $0.01 per share	WEX UN	New York Stock Exchange	1.684954%	$153.69	$156.43
TechnipFMC plc	Ordinary shares, par value $1.00 per share	FTI UN	New York Stock Exchange	1.565700%	$7.71	$6.87
The Timken Company	Common shares, no par value	TKR UN	New York Stock Exchange	1.308221%	$72.47	$71.96
Woodward, Inc.	Common stock, par value $0.001455 per share	WWD UW	NASDAQ Global Select Market	1.254721%	$115.66	$113.45
Flowserve Corporation	Common stock, par value $1.25 per share	FLS UN	New York Stock Exchange	1.251071%	$33.80	$31.97
Nabors Industries Ltd.	Common shares, par value $0.05 per share	NBR UN	New York Stock Exchange	1.173005%	$102.75	$105.75
Prosperity Bancshares, Inc.®	Common stock, par value $1.00 per share	PB UN	New York Stock Exchange	1.159083%	$78.34	$78.14
Umpqua Holdings Corporation	Common stock, no par value	UMPQ UW	NASDAQ Global Select Market	1.145081%	$21.05	$21.00
Allegheny Technologies Incorporated	Common stock, par value $0.10 per share	ATI UN	New York Stock Exchange	1.004906%	$16.62	$19.33
Dana Incorporated	Common stock, par value $0.01 per share	DAN UN	New York Stock Exchange	0.956692%	$22.87	$24.35
Trinity Industries, Inc.	Common stock, par value $0.01 per share	TRN UN	New York Stock Exchange	0.914210%	$29.00	$30.87
CNO Financial Group, Inc.	Common stock, par value $0.01 per share	CNO UN	New York Stock Exchange	0.895952%	$24.97	$25.87

* The Stock Weight of each Reference Stock reflects its weight in the Basket as of the Base Date.

** The Base Date Stock Price of each Reference Stock is the closing price of one share of that Reference Stock on the Base Date.

*** The closing price on the Strike Date of each Reference Stock is the closing price of one share of that Reference Stock on the Strike Date.

JPMorgan Structured Investments —	PS-2
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

Reference Stock Issuer/Reference Stock		Bloomberg Ticker Symbol	Relevant Exchange	Stock Weight*	Base Date Stock Price**	Closing Price on the Strike Date***
EnerSys	Common stock, par value $0.01 per share	ENS UN	New York Stock Exchange	0.729463%	$83.56	$79.87
Patterson-UTI Energy, Inc.	Common stock, par value $0.01 per share	PTEN UW	NASDAQ Global Select Market	0.719584%	$8.84	$10.26
Vishay Intertechnology, Inc.	Common stock, par value $0.10 per share	VSH UN	New York Stock Exchange	0.631771%	$20.14	$21.40
Cabot Corporation	Common stock, par value $1.00 per share	CBT UN	New York Stock Exchange	0.627155%	$54.53	$58.80
American Axle & Manufacturing Holdings, Inc.	Common stock, par value $0.01 per share	AXL UN	New York Stock Exchange	0.624935%	$9.36	$9.71
Worthington Industries, Inc.	Common shares, no par value	WOR UN	New York Stock Exchange	0.575222%	$55.30	$56.99
Cadence Bank (formerly BancorpSouth Bank)	Common stock, par value $2.50 per share	CADE UN	New York Stock Exchange	0.430441%	$29.56	$33.79
Columbia Banking System, Inc.	Common stock, no par value	COLB UW	The Nasdaq Stock Market LLC	0.421475%	$34.99	$36.73
Century Aluminum Company	Common stock, par value $0.01 per share	CENX UW	NASDAQ Global Select Market	0.417757%	$13.28	$17.40
Oil States International, Inc.	Common stock, par value $0.01 per share	OIS UN	New York Stock Exchange	0.203619%	$6.33	$6.17

* The Stock Weight of each Reference Stock reflects its weight in the Basket as of the Base Date.

** The Base Date Stock Price of each Reference Stock is the closing price of one share of that Reference Stock on the Base Date.

*** The closing price on the Strike Date of each Reference Stock is the closing price of one share of that Reference Stock on the Strike Date.

JPMorgan Structured Investments —	PS-3
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

What Is the Total Return on the Notes at Maturity, Assuming a Range of Performances for the Basket?

The following table and examples illustrate the hypothetical total return or payment at maturity on the notes. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount note to $1,000. Each hypothetical total return or payment at maturity set forth below assumes a Basket Strike Level of 100 and reflects the Basket Adjustment Factor of 99.15%. The hypothetical Basket Strike Level of 100 has been chosen for illustrative purposes only and may not represent a likely actual Basket Strike Level. The actual Basket Strike Level will be the closing level of the Basket on the Strike Date. For historical data regarding the actual closing levels of the Basket, please see the historical information set forth under “The Basket and the Reference Stocks” in this pricing supplement. Each hypothetical total return or payment at maturity set forth below is for illustrative purposes only and may not be the actual total return or payment at maturity applicable to a purchaser of the notes. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Ending Basket Level	Basket Return	Total Return
200.00000	100.00000%	98.30000%
190.00000	90.00000%	88.38500%
180.00000	80.00000%	78.47000%
170.00000	70.00000%	68.55500%
150.00000	50.00000%	48.72500%
140.00000	40.00000%	38.81000%
130.00000	30.00000%	28.89500%
120.00000	20.00000%	18.98000%
110.00000	10.00000%	9.06500%
105.00000	5.00000%	4.10750%
100.85729	0.85729%	0.00000%
100.00000	0.00000%	-0.85000%
95.00000	-5.00000%	-5.80750%
90.00000	-10.00000%	-10.76500%
80.00000	-20.00000%	-20.68000%
70.00000	-30.00000%	-30.59500%
60.00000	-40.00000%	-40.51000%
50.00000	-50.00000%	-50.42500%
40.00000	-60.00000%	-60.34000%
30.00000	-70.00000%	-70.25500%
20.00000	-80.00000%	-80.17000%
10.00000	-90.00000%	-90.08500%
0.00000	-100.00000%	-100.00000%

Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity in different hypothetical scenarios is calculated.

Example 1: The level of the Basket increases from the Basket Strike Level of 100.00 to an Ending Basket Level of 105.00. Because the Ending Basket Level of 105.00 is greater than the Basket Strike Level of 100.00 and the Basket Return is 5.00%, the investor receives a payment at maturity of $1,041.075 per $1,000 principal amount note, calculated as follows:

$1,000 × (1 + 5.00%) × 99.15% = $1,041.075

Example 2: The level of the Basket increases from the Basket Strike Level of 100.00 to an Ending Basket Level of 100.00. Although the Ending Basket Level of 100.00 is equal to the Basket Strike Level of 100.00, because of the negative effect of the Basket Adjustment Factor, the investor receives a payment at maturity of $991.50 per $1,000 principal amount note, calculated as follows:

$1,000 × 99.15% = $991.50

Example 3: The level of the Basket decreases from the Basket Strike Level of 100.00 to an Ending Basket Level of 50.00. Because the Ending Basket Level of 50.00 is less than the Basket Strike Level of 100.00 and the Basket Return is -50.00%, the investor receives a payment at maturity of $495.75 per $1,000 principal amount note, calculated as follows:

$1,000 × (1 + -50.00%) × 99.15% = $495.75

The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

JPMorgan Structured Investments —	PS-4
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

Selected Purchase Considerations

•	UNCAPPED INVESTMENT EXPOSURE TO THE PERFORMANCE OF THE BASKET — The notes provide uncapped exposure to the performance of the Basket, subject to the Basket Adjustment Factor. Because the notes are our unsecured and unsubordinated obligations, the payment of which is fully and unconditionally guaranteed by JPMorgan Chase & Co., payment of any amount on the notes is subject to our ability to pay our obligations as they become due and JPMorgan Chase & Co.’s ability to pay its obligations as they become due.
•	RETURN LINKED TO AN UNEQUALLY WEIGHTED BASKET OF 49 REFERENCE STOCKS — The return on the notes is linked to the performance of an unequally weighted Basket that consists of 49 Reference Stocks as set forth under “The Basket” on page PS-1 of this pricing supplement.
•	STOCK RETURN MEASURED FROM THE BASE DATE — The Stock Return is determined with reference to the performance of each Reference Stock from the Base Date, not the closing price of any Reference Stock on the Strike Date or Pricing Date.
•	TAX TREATMENT — You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-II. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Latham & Watkins LLP, regarding the material U.S. federal income tax consequences of owning and disposing of notes.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the notes as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your notes should be treated as long-term capital gain or loss if you hold your notes for more than a year, whether or not you are an initial purchaser of notes at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the notes could be materially and adversely affected. You should consult your tax advisor as to the possibility and the tax consequences in that event.

In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice. As discussed in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (or a lower rate under an applicable treaty) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities, even in cases where the derivatives do not provide for payments explicitly linked to dividends. Each such linked U.S. stock is an “Underlying Security”. Section 871(m) generally applies to notes that substantially replicate the economic performance of one or more Underlying Securities, as determined upon issuance, based on tests set forth in the applicable Treasury regulations (a “Specified Security”). We intend to treat the notes as Specified Securities and therefore as being subject to Section 871(m). Under the applicable Treasury regulations, the dividend equivalent amount is calculated using a formula that is based on the actual dividends paid with respect to the Underlying Securities (subject to certain assumptions), even if these dividends are not explicitly reflected in determining any payment on the note. We have estimated the implicit dividend equivalent amounts relating to all Underlying Securities with respect to a note as 1.40%. We will treat these amounts as payable quarterly on or before March 31, 2022, on June 30, 2022, on September 30, 2022 and on December 31, 2022, respectively. If you are a non-U.S. Holder, you should expect withholding agents to withhold 30% (or a lower rate under the dividend provision of an applicable income tax treaty) of the estimated implicit dividend equivalent amounts from your payment at maturity, if not sooner, based on the payment schedule listed above. Furthermore, if you sell or otherwise dispose of the notes prior to maturity, you should expect withholding agents to withhold 30% (or lower rate under the dividend provision of an applicable income tax treaty) of any estimated implicit dividend equivalent amounts that have accrued on the notes and that have not already been withheld on. We will not provide any further information concerning the actual dividend equivalent amounts, which may differ from our estimated implicit dividend equivalent amounts. You should consult your tax adviser regarding the application of these rules.

Our determinations (including with respect to the dividend equivalent amount) are generally binding on you, but are not binding on the IRS, and the IRS may disagree with our determinations. Section 871(m) is complex and its application may depend on your particular circumstances. You should consult your tax adviser regarding the application of Section 871(m) to the notes.

JPMorgan Structured Investments —	PS-5
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

Withholding under legislation commonly referred to as “FATCA” may (if the notes are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the notes, as well as to payments of gross proceeds of a taxable disposition, including redemption at maturity, of a note although under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply to payments of gross proceeds (other than any amount treated as interest). You should consult your tax adviser regarding the potential application of FATCA to the notes.

We will not pay any additional amounts with respect to any withholding tax.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Basket or any of the Reference Stocks. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement.

Risks Relating to the Notes Generally

•	YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of your principal. The amount payable at maturity, if any, will reflect the performance of the Reference Stocks, subject to a reduction by the Basket Adjustment Factor. Because the Basket Adjustment Factor reduces the Basket Return, if the Ending Basket Level does not exceed the Basket Strike Level by at least approximately 0.85729%, you will lose some or all of your principal amount at maturity.
•	THE BASKET ADJUSTMENT FACTOR WILL DIMINISH ANY INCREASE IN THE VALUE OF THE BASKET AND MAGNIFY ANY DECLINE IN THE VALUE OF THE BASKET — If the Basket Return is negative or is less than a positive return of approximately 0.85729%, at maturity, you will lose some or all of your principal amount. In addition, the Basket Adjustment Factor will diminish any increase in the value of the Basket and magnify any decline in the value of the Basket. For each 1% that the Ending Basket Level is greater than the Basket Strike Level, the return on your principal amount will increase by less than 1%. In addition, for each 1% that the Ending Basket Level is less than the Basket Strike Level, you will lose more than 1% of your principal amount, provided that the payment at maturity will not be less than zero.
•	CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. — The notes are subject to our and JPMorgan Chase & Co.’s credit risks, and our and JPMorgan Chase & Co.’s credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

•	AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the notes. If these affiliates do not make payments to us and we fail to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
•	CORRELATION (OR LACK OF CORRELATION) OF THE REFERENCE STOCKS — The notes are linked to an unequally weighted Basket consisting of 49 Reference Stocks. Price movements of the Reference Stocks may or may not be correlated with each other. At a time when the value of one or more of the Reference Stocks increases, the value of the other Reference Stocks may not increase as much or may even decline. Therefore, in calculating the Ending Basket Level, increases in the value of one or more of the Reference Stocks may be moderated, or more than offset, by the lesser increases or declines in the values of the other Reference Stocks. In addition, high correlation of movements in the values of the Reference Stocks during periods of negative returns among the Reference Stocks could have an adverse effect on the payment at maturity on the notes. There can be no assurance that the Ending Basket Level will be higher than the Basket Strike Level.
•	NO OWNERSHIP OR DIVIDEND RIGHTS IN THE REFERENCE STOCKS — As a holder of the notes, you will not have any ownership interest or rights in any of the Reference Stocks, such as voting rights or dividend payments. In addition, the issuers of the Reference Stocks will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the relevant Reference Stocks and the notes.
•	LACK OF LIQUIDITY — The notes will not be listed on any securities exchange. JPMS intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes.
•	NO INTEREST PAYMENTS — As a holder of the notes, you will not receive any interest payments.

Risks Relating to Conflicts of Interest

•	POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the

JPMorgan Structured Investments —	PS-6
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation notes, including acting as calculation agent and as an agent of the offering of the notes, hedging our obligations under the notes and making the assumptions used to determine the pricing of the notes and the estimated value of the notes when the terms of the notes are set, which we refer to as the estimated value of the notes. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the notes and the value of the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, the Reference Stock issuers or providing advisory services to the Reference Stock issuers. In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers, and these reports may or may not recommend that investors buy or hold the Reference Stocks. As a prospective purchaser of the notes, you should undertake an independent investigation of the Reference Stock issuers that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

Risks Relating to the Estimated Value and Secondary Market Prices of the Notes

•	THE ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE NOTES — The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
•	THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER FROM OTHERS’ ESTIMATES — The estimated value of the notes is determined by reference to internal pricing models of our affiliates when the terms of the notes are set. This estimated value of the notes is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions. See “The Estimated Value of the Notes” in this pricing supplement.
•	THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE — The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
•	THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME PERIOD — We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by JPMS (and which may be shown on your customer account statements).
•	SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE NOTES — Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the notes.

JPMorgan Structured Investments —	PS-7
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity. See “— Lack of Liquidity” below.

•	SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS — The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the price of one share of each Reference Stock.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.

Risks Relating to the Basket

•	NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks. We assume no responsibility for the adequacy of the information about the Reference Stock issuers contained in this pricing supplement. You should undertake your own investigation into the Reference Stocks and their issuers. We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.

•      THE ANTI-DILUTION PROTECTION FOR THE REFERENCE STOCKS IS LIMITED AND MAY BE DISCRETIONARY — The calculation agent will make adjustments to the Stock Adjustment Factor for each Reference Stock for certain corporate events affecting that Reference Stock. However, the calculation agent will not make an adjustment in response to all events that could affect each Reference Stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the notes in making these determinations.

•	THE INVESTMENT STRATEGY REPRESENTED BY THE BASKET MAY NOT BE SUCCESSFUL — The Basket is comprised of the Reference Stocks of 49 U.S.-listed companies that may benefit from inflation in the United States during the term of the note. You should undertake your own investigation into each Reference Stock and its issuer, and you should make your own determination as to the potential effect of rising inflation in the United States on each Reference Stock during the term of the note. There can be no assurance that the Basket Return will be positive during the term of the notes. It is possible that the investment strategy represented by the Basket will not be successful and that the level of the Basket and the Basket Return will be adversely affected. Moreover, there can be no assurance that the Reference Stocks will outperform other U.S.-listed companies with potential exposure to inflation in the United States.
•	THE REFERENCE STOCKS ARE CONCENTRATED IN THE FINANCIALS, INDUSTRIALS, ENERGY AND MATERIALS SECTORS — A substantial portion of the Reference Stocks has been issued by companies whose business is associated with the financials, industrials, energy or materials sector. Because the value of the notes is determined by the performance of the Basket consisting of the Reference Stocks, an investment in these notes will be concentrated in these sectors. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single positive or negative economic, political or regulatory occurrence affecting these sectors than a different investment linked to securities of a more broadly diversified group of issuers.
•	RISKS ASSOCIATED WITH NON-U.S. SECURITIES WITH RESPECT TO THE ORDINARY SHARES OF LYONDELLBASELL INDUSTRIES N.V., THE ORDINARY SHARES OF TECHNIPFMC PLC, THE ORDINARY SHARES OF EATON CORPORATION PLC AND THE COMMON SHARES OF NABORS INDUSTRIES LTD. — Each of the ordinary shares of LyondellBasell Industries N.V., the ordinary shares of TechnipFMC plc, the ordinary shares of Eaton Corporation plc and the common shares of Nabors Industries Ltd. have been issued by a non-U.S. company. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries of the issuers of those non-U.S. equity securities.
•	LIMITED TRADING HISTORY WITH RESPECT TO THE ORDINARY SHARES OF TECHNIPFMC PLC — On January 16, 2017, in connection with a business combination among FMC Technologies, Inc., Technip S.A. and TechnipFMC plc, Technip S.A. merged with and into TechnipFMC plc and a wholly owned indirect subsidiary of TechnipFMC plc merged with and into the FMC Technologies, Inc., with FMC Technologies, Inc. surviving as a wholly owned subsidiary of TechnipFMC plc. The ordinary shares of TechnipFMC plc commenced trading on the New York Stock Exchange on January 17, 2017 and therefore has limited historical performance. Accordingly, historical information for this Reference Stock is available only since the date listed above. Past performance should not be considered indicative of future performance.

•	IN SOME CIRCUMSTANCES, THE PAYMENT YOU RECEIVE ON THE NOTES MAY BE BASED ON THE VALUE OF CASH, SECURITIES (INCLUDING SECURITIES OF OTHER ISSUERS) OR OTHER PROPERTY DISTRIBUTED TO HOLDERS OF A REFERENCE STOCK UPON THE OCCURRENCE OF A REORGANIZATION EVENT — Following certain corporate events relating to a Reference Stock where its issuer is not the surviving entity, a liquidation of a Reference Stock issuer or other reorganization events affect a Reference Stock issuer as described in the accompanying product supplement, a portion of any payment on the notes may be based on the

JPMorgan Structured Investments —	PS-8
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation common stock (or other security) of a successor to that Reference Stock issuer or any cash or any other assets distributed to holders of that Reference Stock in the relevant corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. The specific corporate events that can lead to these adjustments and the procedures for selecting the Exchange Property (as defined in the accompanying product supplement) are described in the accompanying product supplement.

JPMorgan Structured Investments —	PS-9
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

The Basket and the Reference Stocks

Public Information

All information contained in this pricing supplement on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources, without independent verification. Each Reference Stock is registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is listed on the exchange provided in the table below, which we refer to as the relevant exchange for purposes of that Reference Stock in the accompanying product supplement. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided in the table below, and can be accessed through www.sec.gov.

We do not make any representation that these publicly available documents are accurate or complete. We obtained the closing prices below from Bloomberg, without independent verification. The closing prices below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Bloomberg Ticker Symbol	Reference Stock Issuer/Reference Stock		Relevant Exchange	SEC File Number	Closing Price on the Pricing Date
AEL UN	American Equity Investment Life Holding Company	Common stock, par value $1.00 per share	New York Stock Exchange	001-31911	$43.72
AME UN	AMETEK, Inc.	Common stock, par value $0.01 per share	New York Stock Exchange	001-12981	$141.54
AMG UN	Affiliated Managers Group, Inc.	Common stock, par value $0.01 per share	New York Stock Exchange	001-13459	$156.50
ATI UN	Allegheny Technologies Incorporated	Common stock, par value $0.10 per share	New York Stock Exchange	001-12001	$20.41
AXL UN	American Axle & Manufacturing Holdings, Inc.	Common stock, par value $0.01 per share	New York Stock Exchange	001-14303	$9.94
BC UN	Brunswick Corporation	Common stock, par value $0.75 per share	New York Stock Exchange	001-1043	$99.13
BK UN	The Bank of New York Mellon Corporation	Common stock, par value $0.01 per share	New York Stock Exchange	001-35651	$63.60
CADE UN	Cadence Bank (formerly BancorpSouth Bank)	Common stock, par value $2.50 per share	New York Stock Exchange	FDIC Certificate No. 11813	$34.14
CBT UN	Cabot Corporation	Common stock, par value $1.00 per share	New York Stock Exchange	001-5667	$61.06
CE UN	Celanese Corporation	Common stock, par value $0.0001 per share	New York Stock Exchange	001-32410	$173.53
CENX UW	Century Aluminum Company	Common stock, par value $0.01 per share	NASDAQ Global Select Market	001-34474	$16.88
CNO UN	CNO Financial Group, Inc.	Common stock, par value $0.01 per share	New York Stock Exchange	001-31792	$26.21
COF UN	Capital One Financial Corporation	Common stock, par value $0.01 per share	New York Stock Exchange	001-13300	$160.56
COLB UW	Columbia Banking System, Inc.	Common stock, no par value	The Nasdaq Stock Market LLC	000-20288	$36.95
DAN UN	Dana Incorporated	Common stock, par value $0.01 per share	New York Stock Exchange	001-1063	$25.35
EMN UN	Eastman Chemical Company	Common stock, par value $0.01 per share	New York Stock Exchange	001-12626	$127.54
ENS UN	EnerSys	Common stock, par value $0.01 per share	New York Stock Exchange	001-32253	$80.35
ETN UN	Eaton Corporation plc	Ordinary shares, par value $0.01 per share	New York Stock Exchange	000-54863	$170.92
FLS UN	Flowserve Corporation	Common stock, par value $1.25 per share	New York Stock Exchange	001-13179	$32.49
FTI UN	TechnipFMC plc	Ordinary shares, par value $1.00 per share	New York Stock Exchange	001-37983	$7.05
GS UN	The Goldman Sachs Group, Inc.	Common stock, par value $0.01 per share	New York Stock Exchange	001-14965	$380.94
HES UN	Hess Corporation	Common stock, par value $1.00 per share	New York Stock Exchange	001-1204	$91.78
JEF UN	Jefferies Financial Group Inc.	Common shares, par value $1.00 per share	New York Stock Exchange	001-5721	$37.63
KBR UN	KBR, Inc.	Common stock, par value $0.001 per share	New York Stock Exchange	001-33146	$47.85
LYB UN	LyondellBasell Industries N.V.	Ordinary shares, par value €0.04 per share	New York Stock Exchange	001-34726	$102.81
MAN UN	ManpowerGroup Inc.	Common stock, par value $0.01 per share	New York Stock Exchange	001-10686	$109.18

JPMorgan Structured Investments —	PS-10
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

Bloomberg Ticker Symbol	Reference Stock Issuer/Reference Stock		Relevant Exchange	SEC File Number	Closing Price on the Pricing Date
MET UN	MetLife, Inc.	Common stock, par value $0.01 per share	New York Stock Exchange	001-15787	$68.37
MGM UN	MGM Resorts International	Common stock, par value $0.01 per share	New York Stock Exchange	001-10362	$44.47
MRO UN	Marathon Oil Corporation	Common stock, par value $1.00 per share	New York Stock Exchange	001-1513	$19.47
MTB UN	M&T Bank Corporation	Common stock, par value $0.50 per share	New York Stock Exchange	001-9861	$185.34
NBR UN	Nabors Industries Ltd.	Common shares, par value $0.05 per share	New York Stock Exchange	001-32657	$115.02
NOV UN	NOV Inc.	Common stock, par value $0.01 per share	New York Stock Exchange	001-12317	$16.52
OIS UN	Oil States International, Inc.	Common stock, par value $0.01 per share	New York Stock Exchange	001-16337	$6.61
OSK UN	Oshkosh Corporation	Common stock, par value $0.01 per share	New York Stock Exchange	001-31371	$124.13
PB UN	Prosperity Bancshares, Inc.®	Common stock, par value $1.00 per share	New York Stock Exchange	001-35388	$79.55
PFG UW	Principal Financial Group, Inc.	Common stock, par value $0.01 per share	NASDAQ Global Select Market	001-16725	$76.82
PTEN UW	Patterson-UTI Energy, Inc.	Common stock, par value $0.01 per share	NASDAQ Global Select Market	001-39270	$10.31
PXD UN	Pioneer Natural Resources Company	Common stock, par value $0.01 per share	New York Stock Exchange	001-13245	$215.70
TKR UN	The Timken Company	Common shares, no par value	New York Stock Exchange	001-1169	$73.89
TRN UN	Trinity Industries, Inc.	Common stock, par value $0.01 per share	New York Stock Exchange	001-6903	$30.85
TROW UW	T. Rowe Price Group, Inc.	Common stock, par value $0.20 per share	The Nasdaq Stock Market LLC	000-32191	$174.97
UMPQ UW	Umpqua Holdings Corporation	Common stock, no par value	NASDAQ Global Select Market	001-34624	$21.16
UNM UN	Unum Group	Common stock, par value $0.10 per share	New York Stock Exchange	001-11294	$28.10
URI UN	United Rentals, Inc.	Common stock, par value $0.01 per share	New York Stock Exchange	001-14387	$327.82
VSH UN	Vishay Intertechnology, Inc.	Common stock, par value $0.10 per share	New York Stock Exchange	001-7416	$22.27
WEX UN	WEX Inc.	Common stock, par value $0.01 per share	New York Stock Exchange	001-32426	$157.22
WOR UN	Worthington Industries, Inc.	Common shares, no par value	New York Stock Exchange	001-8399	$58.19
WWD UW	Woodward, Inc.	Common stock, par value $0.001455 per share	NASDAQ Global Select Market	000-08408	$117.67
X UN	United States Steel Corporation	Common stock, par value $1.00 per share	New York Stock Exchange and Chicago Stock Exchange	001-16811	$25.39

According to publicly available filings of the relevant Reference Stock issuer with the SEC:

•	American Equity Investment Life Holding Company focuses on the development and sale of fixed index and fixed rate annuity products.
•	AMETEK, Inc. is a global manufacturer of electronic instruments and electromechanical devices with operations in North America, Europe, Asia and South America. Its predecessor was originally incorporated in Delaware in 1930 under the name American Machine and Metals, Inc.
•	Affiliated Managers Group, Inc. is a partner to independent active investment management firms globally. Their strategy is to generate long-term value by investing in a diverse array of partner-owned investment firms through a partnership approach, and allocating resources to the areas of highest growth and return.
•	Allegheny Technologies Incorporated's strategy is to be an aligned and integrated specialty materials and components company, solving the world’s challenges through materials science. Their strategies target the products and global growth markets that require and value their technical and manufacturing capabilities.
•	American Axle & Manufacturing Holdings, Inc. is a global supplier to the automotive industry that designs, engineers and manufactures driveline and metal forming products.
•	Brunswick Corporation designs, manufactures, and markets recreational marine products, including leading marine propulsion products, parts and accessories, and boat brands, and operates service and shared access businesses.
•	The Bank of New York Mellon Corporation is divided into two business segments, Investment Services and Investment and Wealth Management. They also have another segment which includes a leasing portfolio, corporate treasury activities (including their securities portfolio), derivatives and other trading activity, corporate and bank-owned life insurance, renewable energy investments and certain business exits.
•	Cadence Bank (formerly BancorpSouth Bank) conducts commercial banking and financial services operations.

•	Cabot Corporation is a global specialty chemicals and performance materials company. Their principal products are rubber and specialty grade carbon blacks, specialty compounds, fumed metal oxides, activated carbons, inkjet colorants, and aerogel.

JPMorgan Structured Investments —	PS-11
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

•	Celanese Corporation is a global chemical and specialty materials company. They are a producer of high performance engineered polymers that are used in a variety of high-value applications, as well as a producer of acetyl products, which are intermediate chemicals for nearly all major industries.
•	Century Aluminum Company is a producer of primary aluminum and operates aluminum reduction facilities, or "smelters," in the United States and Iceland.
•	CNO Financial Group, Inc. is a holding company for a group of insurance companies operating throughout the United States that develop, market and administer health insurance, annuity, individual life insurance and other insurance products.
•	Capital One Financial Corporation is a diversified financial services holding company with banking and non-banking subsidiaries.
•	Columbia Banking System, Inc. is a registered bank holding company whose wholly owned banking subsidiary is Columbia State Bank. They provide a full range of banking services to small and medium-sized businesses, professionals and individuals throughout Washington, Oregon and Idaho.
•	Dana Incorporated provides power-conveyance and energy-management solutions for vehicles and machinery. The company's portfolio improves the efficiency, performance, and sustainability of light vehicles, commercial vehicles, and off-highway equipment.
•	Eastman Chemical Company is a global specialty materials company that produces a broad range of products found in items people use every day.
•	EnerSys is a manufacturer, marketer and distributor of industrial batteries. They also manufacture, market and distribute products such as battery chargers, power equipment, battery accessories, and outdoor cabinet enclosures.
•	Eaton Corporation plc is a power management company. They provide sustainable solutions that help their customers effectively manage electrical, hydraulic and mechanical power.
•	Flowserve Corporation is a manufacturer and aftermarket service provider of comprehensive flow control systems.
•	TechnipFMC plc is involved in the energy industry; delivering projects, products, technologies, and services.
•	The Goldman Sachs Group, Inc. is a financial institution that delivers a broad range of financial services across investment banking, securities, investment management and consumer banking to a large and diversified client base that includes corporations, financial institutions, governments and individuals.
•	Hess Corporation is a global E&P company engaged in exploration, development, production, transportation, purchase and sale of crude oil, natural gas liquids, and natural gas with production operations located primarily in the United States (U.S.), Guyana, the Malaysia/Thailand Joint Development Area (JDA), Malaysia, and Denmark.
•	Jefferies Financial Group Inc. is engaged in investment banking and capital markets, asset management and direct investing.
•	KBR, Inc. delivers scientific, technology and engineering solutions to governments and companies around the world.
•	LyondellBasell Industries N.V. is a global, independent chemical company.
•	ManpowerGroup Inc. offers a comprehensive range of workforce solutions and services.
•	MetLife, Inc. is a financial services company, providing insurance, annuities, employee benefits and asset management.
•	MGM Resorts International owns and operates integrated casino, hotel and entertainment resorts.
•	Marathon Oil Corporation is an independent exploration and production company incorporated in 2001, focused on U.S. resource plays: the Eagle Ford in Texas, the Bakken in North Dakota, STACK and SCOOP in Oklahoma and Northern Delaware in New Mexico.
•	M&T Bank Corporation has two wholly owned bank subsidiaries: Manufacturers and Traders Trust Company and Wilmington Trust, National Association. The banks collectively offer a wide range of retail and commercial banking, trust and wealth management, and investment services to their customers.
•	Nabors Industries, Ltd. Is a land drilling contractor.
•	NOV Inc. is an independent equipment and technology provider to the global energy industry.
•	Oil States International, Inc. through its subsidiaries, is a global provider of manufactured products and services used in the drilling, completion, subsea, production and infrastructure sectors of the oil and natural gas industry, as well as in the industrial and military sectors.
•	Oshkosh Corporation is a designer, manufacturer and marketer of access equipment, specialty vehicles and truck bodies for the primary markets of access equipment, defense, fire & emergency, refuse hauling, concrete placement as well as airport services.
•	Prosperity Bancshares, Inc.® is a registered financial holding company that derives substantially all of its revenues and income from the operation of its bank subsidiary, Prosperity Bank®. The Bank provides a wide array of financial products and services to businesses and consumers throughout Texas and Oklahoma.
•	Principal Financial Group, Inc. is a global investment management offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement, asset management and insurance through a diverse family of financial services companies.
•	Patterson-UTI Energy, Inc. is an oilfield services company that primarily owns and operates a fleet of land-based drilling rigs in the United States and a fleet of pressure pumping equipment.
•	Pioneer Natural Resources Company is an independent oil and gas exploration and production company that explores for, develops and produces oil, NGLs and gas within the United States, with operations in the Permian Basin in West Texas.
•	The Timken Company designs and manages a growing portfolio of engineered bearings and power transmission products and related services. The Company's portfolio includes Timken®, Philadelphia Gear®, Drives®, Cone Drive®, Rollon®, Lovejoy®, Diamond®, BEKA® and Groeneveld®.
•	Trinity Industries, Inc. wn businesses that are providers of railcar products and services in North America.
•	T. Rowe Price Group, Inc. is a financial services holding company that provides global investment management services through its subsidiaries to investors worldwide.
•	Umpqua Holdings Corporation is a bank holding company currently designated as a financial holding company with two principal operating subsidiaries, Umpqua Bank and Umpqua Investments, Inc. The Bank's wholly-owned subsidiary, Financial Pacific Leasing, Inc., is a commercial equipment leasing company.

•	Unum Group is a provider of financial protection benefits in the United States and the United Kingdom. Their products include disability, life, accident, critical illness, dental and vision, and other related services. They market their products primarily through the workplace.
•	United Rentals, Inc. rents equipment to construction and industrial companies, manufacturers, utilities, municipalities, homeowners and others.

JPMorgan Structured Investments —	PS-12
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

•	Vishay Intertechnology, Inc. manufactures a portfolios of discrete semiconductors and passive electronic components that support innovative designs in the automotive, industrial, computing, consumer, telecommunications, military, aerospace, and medical markets.
•	WEX Inc. is a financial technology service provider having simplified the complexities of payment systems across continents and industries.
•	Worthington Industries, Inc. is primarily a diversified metals manufacturing company, focused on value-added steel processing and manufactured metal products.
•	Woodward, Inc. is an independent designer, manufacturer, and service provider of control solutions for the aerospace and industrial markets.
•	United States Steel Corporation is a steelmaker operating in the U.S. and Central Europe.

Historical Information Regarding the Basket and the Reference Stocks

The following graphs show the historical weekly performance of the Basket as a whole from January 6, 2017 through January 14, 2022, as well as the Reference Stocks (other than the ordinary shares of TechnipFMC plc) from January 6, 2017 through January 14, 2022, the historical performance of the common stock of FMC Technologies, Inc., par value $0.01 per share, based on the weekly historical closing prices of one share of the common stock of FMC Technologies, Inc. from January 6, 2017 through January 13, 2017 and the ordinary shares of TechnipFMC plc based on the weekly historical closing prices of one ordinary share from January 20, 2017 through January 14, 2022. The ordinary shares of TechnipFMC plc commenced trading on the New York Stock Exchange on January 17, 2017 and therefore has limited historical performance. The graph of the historical Basket performance reflects that the closing level of the Basket on the Base Date was 100 and the Stock Weights were as specified under “The Basket” in this pricing supplement. For the avoidance of doubt, the performance in the Basket graph from January 6, 2017 to January 16, 2017 does not include any performance for the ordinary shares of TechnipFMC plc during that time period. The closing level of the Basket on January 14, 2022 was 104.67.

We obtained the various closing prices below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since the commencement of trading of each Reference Stock, the price of that Reference Stock has experienced significant fluctuations. The historical performance of each Reference Stock and the historical performance of the Basket should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of each Reference Stock or the levels of the Basket on any Ending Averaging Date. There can be no assurance that the performance of the Basket will result in the return of any of your principal amount.

JPMorgan Structured Investments —	PS-13
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

JPMorgan Structured Investments —	PS-14
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

JPMorgan Structured Investments —	PS-15
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

JPMorgan Structured Investments —	PS-16
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

JPMorgan Structured Investments —	PS-17
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

JPMorgan Structured Investments —	PS-18
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

JPMorgan Structured Investments —	PS-19
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

†The vertical dotted line in the graph indicates January 17, 2017. In the graph, the performance to the left of the vertical dotted line reflects the common stock of FMC Technologies, Inc. and the performance to the right of the vertical dotted line reflects the ordinary shares of TechnipFMC plc.

JPMorgan Structured Investments —	PS-20
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

JPMorgan Structured Investments —	PS-21
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

JPMorgan Structured Investments —	PS-22
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

JPMorgan Structured Investments —	PS-23
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

JPMorgan Structured Investments —	PS-24
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

JPMorgan Structured Investments —	PS-25
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

JPMorgan Structured Investments —	PS-26
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

JPMorgan Structured Investments —	PS-27
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

JPMorgan Structured Investments —	PS-28
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

JPMorgan Structured Investments —	PS-29
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

The Estimated Value of the Notes

The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Does Not Represent Future Values of the Notes and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the notes is lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the notes. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.

Secondary Market Prices of the Notes

For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “What Is the Total Return on the Notes at Maturity, Assuming a Range of Performances for the Basket?” and “Hypothetical Examples of Amount Payable at Maturity” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Basket and the Reference Stocks” in this pricing supplement for a description of the market exposure provided by the notes.

The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.

JPMorgan Structured Investments —	PS-30
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation

Supplemental Plan of Distribution

We expect that delivery of the notes will be made against payment for the notes on or about the Original Issue Date set forth on the front cover of this pricing supplement, which will be the third business day following the Pricing Date of the notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Validity of the Notes and the Guarantee

In the opinion of Latham & Watkins LLP, as special product counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been executed and issued by JPMorgan Financial and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such special product counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the notes and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2020, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 26, 2020.

JPMorgan Structured Investments —	PS-31
Return Notes Linked to a Basket of 49 Reference Stocks with Potential Exposure to Inflation